CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated  December 9, 2003, relating to the consolidated financial statements of RTG Ventures, Inc. which are incorporated by reference in that Prospectus.

/s/ Goldstein & Morris

New York, NY

January 21, 2004